UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2014

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2014, the Board of Directors of Affinity Gaming (“Affinity”, “we” or “our”) approved an amendment and restatement of our Amended 2011 Long Term Incentive Plan (the “Amended LTIP”), and made the Amended LTIP effective on that date. The Amended LTIP, among other things, increases the number of shares reserved for issuance under the incentive plan by 1,000,000 shares, from 1,000,000 shares to 2,000,000 shares, provides that equity awards may be granted to a shareholder whose employees or owners are members of our Board of Directors, amends the definition of “Change in Control” to exclude the Settlement Agreement entered into on July 28, 2014 or agreements in existence on July 14, 2014, and clarifies the equity grant terms relating to restricted stock awards and restricted stock unit awards.

We have included the foregoing summary description of the Amended LTIP to provide investors and security holders with information regarding its terms, and it is qualified in its entirety by reference to the full text of the Amended LTIP, which we have attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	November 4, 2014	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Affinity Gaming Amended and Restated 2011 Long-Term Incentive Plan.